Exhibit 10.38

TRINSEO S.A.

2014 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT AMENDMENT
JANUARY 2017

On November 30, 2016, Trinseo’s Board of Directors approved an amendment to all outstanding restricted stock unit (“RSU”) awards issued to employees under the Trinseo 2014 Omnibus Incentive Plan during 2015 and 2016. This amendment revises Section 5 of your RSU award agreements and entitles you to an amount equal to any cash dividend or repayment of equity paid by the Company for each RSU held by you (“Dividend Equivalents”). The Dividend Equivalents earned on the RSU awards only include dividends or repayments of equity paid after the Board’s approval of this amendment and you have no right to receive the Dividend Equivalents unless and until the associated RSU awards vest. The Dividend Equivalents will be payable in cash and will not accrue interest.

Effective with the next quarterly cash distribution to shareholders on January 25, 2017, you will receive a Dividend Equivalent on any unvested RSUs. The Dividend Equivalent will be recorded and tracked in the Bank of America Merrill Lynch system along with your outstanding RSU award. If and when you meet the applicable vesting requirement for each award, you will receive a cash payout through payroll equal to the amount that has been declared and paid since November 30, 2016 less applicable withholding taxes.

Although the award agreements issued in 2015 and 2016 were administered differently (paper form in 2015 and electronically in 2016) this amendment serves as official notification of changes to both grants. Since this change is deemed a change to the existing award agreements, please sign and date below to acknowledge and accept this change.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

TRINSEO S.A.

By:
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Acknowledged and Agreed By:

Employee Name	Employee Signature

Date:

TRINSEO S.A.

2014 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT AMENDMENT
JANUARY 2017

As you are aware, on November 30, 2016, Trinseo’s Board of Directors approved an amendment to all outstanding restricted stock unit (“RSU”) awards issued under the Trinseo 2014 Omnibus Incentive Plan during 2015 and 2016. This amendment revises Section 5 of your 2016 RSU award agreement and entitles you to an amount equal to any cash dividend or repayment of equity paid by the Company for each RSU held by you (“Dividend Equivalents”). The Dividend Equivalents earned on the RSU awards only include dividends or repayments of equity paid after the Board’s approval of this amendment and you have no right to receive the Dividend Equivalents unless and until the associated RSU awards vest. The Dividend Equivalents will be payable in cash and will not accrue interest.

Effective with the next quarterly cash distribution to shareholders on January 25, 2017, you will receive a Dividend Equivalent on any unvested RSUs. The Dividend Equivalent will be recorded and tracked in the Bank of America Merrill Lynch system along with your outstanding RSU award. If and when you meet the applicable vesting requirement for each award, you will receive a cash payout equal to the amount that has been declared and paid since November 30, 2016.

Since this change is deemed a change to the existing award agreement, please sign and date below to acknowledge and accept this change.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

TRINSEO S.A.

By:
Name:
Title:

Acknowledged and Agreed By:

Name	Signature

Date: